EXHIBIT 99
                           Universal Corporation Logo


 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594
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                                  PRESS RELEASE
                   CONTACT                       RELEASE
              Karen M. L. Whelan                Immediately
              Phone:   (804) 359-9311
              Fax:     (804) 254-3594
              Email:   investor@universalleaf.com

Universal Corporation Announces Conference Call
Richmond, VA, October 18, 2000 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) will webcast its conference call following the release of first quarter financial results on October 24, 2000. The call will begin at 4 p.m. Eastern Time and will be hosted by Karen M. L. Whelan, Vice President and Treasurer.

         A live webcast of the conference call will be available online on a listen-only basis at www.universalcorp.com or www.vcall.com. A replay of the webcast conference call will be available at either of these websites for seven days. A taped replay of the conference call will be available beginning 5:30 p.m. Eastern Time October 24 through 5 p.m. Eastern Time October 31 at 888-203-1112 or 719-457-0820 (conference replay pass code - 664932). A replay of the call will be available for seven days.

         All remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments.

         While news media representatives will not be able to ask questions during the webcast, they are welcome to monitor the remarks on a listen-only basis. The media's use of any comments made by Universal employees during the call will be restricted for background use only and not for attribution. Rebroadcast of the copyrighted call or any portion thereof is prohibited.

         Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation's gross revenues for the fiscal year that ended on June 30, 2000, were approximately $3.4 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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